EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock of Blue Sphere Corporation, a Nevada corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  September 6, 2017

IBEX INVESTORS LLC

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager

/s/ Justin B. Borus
Justin B. Borus
IBEX ISRAEL FUND 1 LLLP By: Ibex GP LLC its general partner

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager

IBEX ISRAEL FUND LLLP By: Ibex GP LLC its general partner

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager

IBEX MICROCAP FUND LLLP By: Ibex Investors LLC its general partner

By: /s/ Justin B. Borus
Name: Justin B. Borus Title: Manager